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                                                                   EXHIBIT 10.77


STATE OF ALABAMA    )

JEFFERSON COUNTY    )


                     AMENDMENT TO 1994 STOCK INCENTIVE PLAN
                         OF CAPSTONE CAPITAL CORPORATION
                     (FORMERLY CRESCENT CAPITAL TRUST, INC.)


         The Capstone Capital Corporation 1994 Stock Incentive Plan, which plan was adopted by the Board of Directors of Capstone Capital Corporation on February 6, 1997, and approved by the Shareholders of Capstone Capital Corporation on May 1, 1997 (the "Plan"), is hereby amended as follows:

1. Section 3(a) of the Plan shall be deleted in its entirety and there shall be substituted in lieu thereof the following:

                  "(a) Subject to the provisions of Section 3(c) and Section 12 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred or exercised pursuant to Incentive Stock Awards under the Plan will not exceed the greater of: (i) seven percent (7%) of the Company's outstanding Common Stock, or (ii) one million seven hundred fifty thousand (1,750,000) shares of Common Stock."

2. Section 14(d) of the Plan shall be deleted in its entirety and there shall be substituted in lieu thereof the following:

                  "(d) An Option held by a person who was an Eligible Person at the time such Option was granted will expire immediately if and when the Participant ceases to be an Eligible Person, except as follows:

                       "(i) If the employment of a Participant or the service of an Outside Director is terminated for any reason whatsoever, either voluntarily or involuntarily, with or without cause, other than death or disability, then the Options of the Participant will expire ninety
         (90) days thereafter unless by their terms they expire sooner. During said period, the Options may be exercised in accordance with their terms, but only to the extent exercisable on the date of termination of employment.


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                       "(ii) If the Participant dies or becomes permanently and
                  totally disabled while employed by the Company, the Options of the Participant will expire one year after the date of death or permanent and total disability, unless by their terms they expire sooner. During said period, the Options may be exercised by the Participant or his or her legal representative in the event of death, in accordance with their terms, but only to the extent exercisable on the date of termination of employment."

3. Except as set forth in Paragraphs 1 and 2 above, all other provisions of the Plan shall remain unchanged.

4. The changes set forth in this Amendment shall be and hereby are incorporated in the Capstone Capital Corporation 1994 Stock Incentive Plan.



Date amendment adopted by Board of Directors: February 6, 1997
Date amendment adopted by Shareholders: May 1, 1997